News Release

For Immediate Release:

January 10, 2007

International Barrier Technology Generates Double Digit Growth in both the Residential Roof Deck and Commercial Modular Markets.

Manufacturer of proprietary fire resistant building materials reports record YTD revenue and record sales volume for the quarter ending December 31, 2006.

Watkins, MN; Vancouver, BC January 10, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire resistant building materials, is pleased to report record year to date sales revenue and sales volume shipped. Two million two hundred, fifty one thousand, eight hundred sq. ft.  (2,251,800) of Blazeguard products were shipped for the quarter ending December 31, 2006.  This is a 24% increase from the same period in the previous year.  Four million, nine hundred forty three thousand, seven hundred sq. ft. (4,943,700) of Blazeguard products have been shipped year to date, which is an increase of 42% over the 3,471,600 shipped year-to-date ending December 31, 2005.

Year to date sales revenue increased 23% from $2,954,968 to $3,631,028.  During this period sheathing costs, which are a pass through commodity, continue near all-time lows.  This kept top-line sales revenue lower that what it could have been had sheathing prices been at or above average historical prices.

Growth in the residential roof deck market was impressive with an increase of 24% quarter to quarter (from 1,068,900 sq. ft. to 1,327,400 sq. ft.) and 53% year to date at 2,830,900 sq. ft.  In addition, sales volumes into the commercial modular industry rose 23% to 924,400 sq. ft. for the quarter and 30% to 2,112,800 sq. ft. year to date.

“Top line revenue growth continues to be impressive, despite December softness in the multifamily residential building market,” reports Dr. Michael Huddy, President. “Growth in commercial modular markets is providing fuel to sales volume growth and positions Barrier to profit significantly as housing starts recover strength in 2007. While Barrier continues to focus on improving market share and sales volume growth, additional emphasis has been placed upon activities designed to improve efficiencies and bottom line revenue during 2007 and beyond. These initiatives, driven by the continued utilization and streamlining of the new manufacturing line at the Watkins, Minnesota facility, will facilitate a strong finish to fiscal year 2007.”

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com

challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include four of the five top US homebuilders.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology
(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com